UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 28, 2016

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36352	20-8756903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1100, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 871-2098

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On July 28, 2016, the Board of Directors of Akebia Therapeutics, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, voted to elect Scott A. Canute as a Class II Director effective as of July 29, 2016 to fill a vacancy in the class. Mr. Canute’s initial term will last until the 2019 annual meeting of stockholders.

Mr. Canute will receive compensation in accordance with the Company’s non-employee director compensation policy previously described in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on April 29, 2016. Mr. Canute will also enter into a customary indemnification agreement with the Company.

Item 7.01 Regulation FD Disclosure.

The information contained in this Item shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

On August 2, 2016, the Company issued a press release announcing the election of Mr. Canute to its Board of Directors as of July 29, 2016. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Akebia Therapeutics, Inc. dated August 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

	By:	/s/ John P. Butler
John P. Butler President and Chief Executive Officer

Date: August 2, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Akebia Therapeutics, Inc. dated August 2, 2016